SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 VAN ECK FUNDS
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

   -----------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   -----------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

   -----------------------------------------------------------------------------

5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

   ------------------------------------

2) Form, Schedule or Registration Statement No.:

   ------------------------------------

3) Filing Party:

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4) Date Filed:

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

[GRAPHIC OMITTED]



March 11, 1999



Dear Shareholder,

A special meeting of the shareholders of the Van Eck Gold/Resources Fund has been called to approve changes concerning the structure of the Fund, which we believe to be in your best interests.

These proposals broaden the investment parameters of the Fund in several ways, including allowing investment in South African shares (see the following pages for further detail on the proposed changes). These changes should provide the Fund with additional investment opportunities.

Attached are the Notice and Proxy Statement for a Special Meeting of Shareholders of the Gold/Resources Fund to be held on Thursday, April 15, 1999 for the purpose of considering the proposals. PLEASE READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY. IT DISCUSSES THE PROPOSALS AS WELL AS THE REASONS WHY THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

Please take a moment now to sign and return the proxy card in the enclosed postage-paid envelope. Your prompt attention in this matter benefits all shareholders. Thank you.

Sincerely,


/s/ John C. van Eck
-------------------

John C. van Eck
Chairman of the Board

                                  VAN ECK FUNDS
                               GOLD/RESOURCES FUND

                    99 PARK AVENUE, NEW YORK, NEW YORK 10016
                    (212) 687-5200 o TOLL FREE (800) 221-2220
               ---------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 APRIL 15, 1999
               ---------------------------------------------------

A SPECIAL MEETING OF SHAREHOLDERS OF THE GOLD/RESOURCES FUND (THE "FUND"), A SERIES OF VAN ECK FUNDS (THE "TRUST"), including its series, GOLD/RESOURCES FUND (the "Fund"), will be held at the offices of the Trust, 99 Park Avenue, 8th Floor, New York, New York on Thursday, April 15, 1999 at 3:00 P.M., New York Time, for the following purposes:

         1. To approve a change in the Fund's sub-classification from diversified to non-diversified and related changes to their investment restrictions;

         2.      To approve a change to the short term borrowing limitation;

         3. To approve an expansion of the commodities permitted to be purchased;

         4. To approve a change to permit the Fund to loan its portfolio securities; and

         5. To approve a change to permit the Fund to invest in securities of South African issuers.

         Shareholders of record at the close of business on February 25, 1999 are entitled to notice of, and to vote at the Special Meeting.

                                           By order of the Board of Trustees,


                                           /s/ Thomas H. Elwood
                                           --------------------
                                           THOMAS H. ELWOOD,
                                           Secretary

February 25, 1999



     ----------------------------------------------------------------------
            WHETHER YOU EXPECT TO ATTEND THE SPECIAL MEETING OR NOT,
             PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
                             AND RETURN IT PROMPTLY.
     ----------------------------------------------------------------------

                                  VAN ECK FUNDS
                    99 PARK AVENUE, NEW YORK, NEW YORK 10016
                    (212) 687-5200 o TOLL FREE (800) 221-2220
               ---------------------------------------------------

                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                                 APRIL 15, 1999
               ---------------------------------------------------

     This Proxy Statement is furnished to shareholders of the Gold/Resources Fund (the "Fund"), a series of the Van Eck Funds (the "Trust"), in connection with the solicitation by the Trust's Board of Trustees of proxies to be used at a Special Meeting of Shareholders of the Trust (the "Special Meeting") to be held at the offices of the Trust, 99 Park Avenue, 8th floor, New York, New York on Thursday, April 15, 1999 at 3:00 P.M., New York Time, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The enclosed proxy can be revoked by notice in writing to the Trust at any time before it is exercised or by voting in person at the Special Meeting. The cost of soliciting proxies will be borne by the Fund. In addition to solicitation by mail, some of the officers of the Trust and/or employees of Van Eck Associates Corporation (the "Adviser"), without extra remuneration, may conduct additional solicitation by telephone, telegraph and personal interview. This proxy soliciting material is being mailed to shareholders on or about March 11, 1999.

Only shareholders of record at the close of business on February 25, 1999 are entitled to notice of, and to vote at, the Special Meeting and at any adjournment(s) thereof.

Each proxy will be voted in accordance with the shareholder's instruction with respect to each of the proposals. If a signed proxy is returned with no instructions indicated, the proxy will be voted FOR all of the proposals. In the event there are not sufficient votes to approve the proposal at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitations of proxies by the Trust. If the Trust proposes to adjourn the Special Meeting by a vote of the shareholders, the persons named in the enclosed proxy card will vote all shares for which they have voting authority in favor of such adjournment.

As of February 25, 1999, there were outstanding 16,704,863.0195 shares of beneficial interest of Gold/Resources Fund - Class A. Each full share is entitled to one full vote and each fractional share is entitled to a proportionate share of one vote. As of such date, the following persons were known to the Trust to own of record or beneficially more than 5% of the outstanding shares of the Fund:



MLPF&S For the Sole Benefit                         1,216,952.1820 shares
of its Customers                                              or 7.29%
ATTN Fund Administration
4800 Deer Lake Dr. East 3rd Fl
Jacksonville, FL 32246



In addition, as of February 25, 1999, John C. van Eck, Chairman of and Trustee of the Trust, and his wife owned .17% of the Fund. Mr. van Eck and his wife have indicated that they intend to vote the shares they own beneficially, in favor of the proposals. As of the same date, all Trustees and Officers of the Trust as a group owned less than 1% of the Fund.





A proxy that is properly executed by a client and returned to his or her broker, which holds Fund shares for the client in its own name, and that is accompanied by the client's instructions to withhold authority to vote with respect to the proposals, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on the particular matter with respect to which the broker or nominee does not have discretionary power). The shares represented thereby will be considered not to be present at the Special Meeting for purposes of determining the existence of a quorum for the transaction of business for that proposals and will be deemed not cast with respect to such proposals. Also, a properly executed and returned proxy marked with an abstention will be considered present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. However, abstentions and broker "non-votes" have the effect of a negative vote on matters which require approval by a requisite percentage of the outstanding shares.

REQUIRED VOTE

Approval of all of the Proposals requires the vote of a majority of the outstanding shares of the Fund as defined in the Investment Company Act of 1940, as amended (the "Act"). This means an affirmative vote of the lesser of (1) more than 50% of the outstanding voting shares or (2) 67% or more of the shares of the Fund present at the Special Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy.


                                 PROPOSAL NO. 1
      APPROVAL TO CHANGE THE FUND'S SUB-CLASSIFICATION FROM DIVERSIFIED TO NON-DIVERSIFIED AND RELATED CHANGES TO ITS INVESTMENT RESTRICTIONS.

Gold/Resources Fund is currently classified under the Act as a diversified management investment company. Diversified management investment companies have two categories of investment. In the first category, 25% of the Fund's total assets are free from any investment restriction on percentage of ownership. In the second category, the remaining 75% of assets, the Fund is restricted to investing less than 5% of its assets in the securities of any one company and may not buy more than 10% of the voting shares of any class of shares of any company. The Fund, when it was originally offered to the public, had also further limited itself by adopting another fundamental policy which eliminated the ability to make use of the first category and, therefore, subjected the Fund's entire portfolio to the 5% limitation in any one issuer and to not more than 10% of the outstanding voting securities of any issuer.

Management  proposes  to  change  the   sub-classification   of  the  Fund  from
diversified to non-diversified and to eliminate the fundamental policies of the Fund that currently limit investments in any single issuer.

Management is requesting these changes due to the changes in the structure of the gold mining industry including: (1) consolidation and concentration in the gold industry, (15 companies now represent 80% of the capitalization of the gold mining industry); (2) historically low real gold prices; and (3) the limited trading volume of gold shares.

The number of senior gold companies (companies representing 80% of the total capitalization of the gold mining industry) has declined from 30 in 1995 to 15 due to mergers and acquisitions. Several of these 15 companies are deemed undesirable or considered low-level investments at any given time further limiting the pool of companies from which to select. Under the current restrictions it is difficult to achieve a market weighting in senior gold producers and in producers which management believes will outperform the market. It is the Adviser's opinion that only 6 companies currently carry a sufficient degree of liquidity to allow large trades (>$1 million). Thus, the Adviser believes that it would be more prudent investment strategy if the Fund were permitted to hold positions of 5% to 15% of total assets in certain companies. The current investment restrictions do not permit the Funds to use this strategy.

The Fund would still be subject to Sub-Chapter M of the IRS Code which requires the Fund at the close of each quarter (1) with respect to 50% of their total assets to have no greater than 5% of their assets in the securities of any one issuer and to own not more than 10% of the outstanding voting securities of such issuer; and (2) to have not more than 25% of total assets in the securities of any one issuer or two or more issuers which the Fund controls.

If the proposed changes are approved, the Fund would be able to invest without limitation from time to time in the securities of any single issuer. As a result of investing in fewer issuers, changes in the financial or market conditions of a particular issuer could have a more substantial impact on the Fund and, therefore, the price volatility of the Fund can be expected to increase.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 PROPOSAL NO. 2
           TO APPROVE A CHANGE TO THE SHORT TERM BORROWING LIMITATION

Under the Act, open-end funds may not borrow except from a bank and provided that immediately after such borrowing there should be an asset coverage of at least 300% (50% of assets including amount borrowed). The Gold/Resources Fund is currently limited to a maximum short term borrowing limitation of 10% of total assets valued at cost. Management has found this limitation to be a problem in managing the portfolio in a volatile marketplace. The Fund is unable to be fully invested due to the need to maintain cash balance for large redemptions. Management would like the flexibility to make such borrowings up to 50% of total assets. Although large-scale redemptions rarely occur (none in 1998) the ability to fund redemptions with short-term borrowings would greatly improve the ability of management to be fully invested when it chose to do so. In addition, it would provide greater flexibility to dispose of underlying securities to meet redemptions. During periods when the Fund borrows, borrowing may increase volatility of the Fund and at time when the Fund engages in borrowing, its portfolio may increase or decrease in value more than would otherwise be the case.

Set forth below is the relevant investment restriction that will change if this proposal is approved. Additions are underscored.

          The Fund may not borrow money except that ... GOLD RESOURCE FUND MAY BORROW UP TO 50% of its total assets (including the amount borrowed) for temporary or emergency purposes.

The Fund will not borrow for the purpose of leveraging its portfolio, but will borrow for temporary or emergency purposes only. Consistent with this intent, the Fund will not purchase securities at any time that borrowings exceed 5% of the Fund's assets.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 PROPOSAL NO. 3
               TO APPROVE AN EXPANSION OF THE COMMODITIES
                            PERMITTED TO BE PURCHASED

Investment restrictions of the Fund prohibit investment in platinum, palladium and silver. Management believes that the inclusion of a wider array of metals will provide greater options and diversification to the Fund.

Set forth below is the relevant investment restriction that will change if this proposal is approved. Additions are underscored.

       The Fund may not purchase or sell commodities ... or commodity futures contracts (for the purpose of this restriction, forward foreign exchange contracts are not deemed to be a commodity or commodity contract) except that Gold/Resources Fund may, for hedging purposes, buy and sell financial futures contracts which may include stock and bond index futures contracts and foreign currency futures contracts and Gold/Resources Fund may, for hedging purposes only, buy and sell commodity futures contracts on gold and other natural resources or on an index thereon. The Fund may not commit more than 5% of its total assets to initial margin deposits on futures contracts. In addition,

       Gold/Resources Fund ... MAY invest in gold AND SILVER bullion, PALLADIUM AND PLATINUM GROUP METALS BULLION and coins.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 PROPOSAL NO. 4
                TO APPROVE A CHANGE THAT WILL PERMIT THE FUND TO
                          LOAN ITS PORTFOLIO SECURITIES

The investment restrictions of the Fund prohibit loans of portfolio securities. Management believes that the opportunity to lend portfolio securities is an advantage to the Fund and gives the Fund a low risk opportunity to enhance portfolio income.

In a securities loan transaction, the Fund would loan securities to a broker or other financial institution and would receive cash or high quality debt securities as collateral for the loan equal at all times to not less than the value of the loaned securities. The value of the loaned securities and the collateral would be marked to market daily and the borrower would be required to deliver additional collateral, if necessary, to maintain the required collateral coverage. During the term of the loan, the borrower would be required to make payments to the Fund equal to the amount of all dividends paid on the underlying loaned securities.

In cases where the cash is received as collateral, the cash would be invested in high quality money market instruments. The yield on these investment (not a specified amount to be paid back to the borrower) would be retained by the Fund and its lending agent as income on the transaction. The Fund would bear the risk of any losses incurred on the investment of such cash collateral.

In addition to the cash collateral investment risk, securities lending transactions involve the risk of a borrower default in returning a security on loan. In such an event, the Fund ( or its lending agent) would sell the collateral and use the proceeds to purchase the loaned securities in the open market. However, changes in the value of the loaned securities and/or the collateral could result in a loss to the Fund.

Finally, securities lending transactions involve operational risks associated with the timing of loan recalls and the settlement of underlying trades involving loaned securities. Management believes that securities lending transactions can be structured to minimize their risks and that the income derived from such transactions will benefit the Fund and its shareholders. For example, the Fund will only lend to borrowers that the Adviser has determined present minimal credit risk. In addition, the Fund (or its agent) will limit investment of cash collateral to high quality instruments. The Fund will also employ the services of an experienced lending agent to approve the lending activities. Finally, consistent with current regulatory restrictions, the Fund will not lend more than 50% of its assets at any time.

Set forth below is the relevant investment restriction that will change if this proposal is approved. Additions are underscored.

          The Fund may not make loans, except by (i) purchase of marketable bond debentures, commercial paper and similar marketable evidences of indebtedness and (ii) repurchase agreements...GOLD/RESOURCES FUND may lend portfolio securities to broker-dealers and other financial institutions.


THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THIS PROPOSAL.


                                 PROPOSAL NO. 5
         TO APPROVE A CHANGE TO PERMIT THE FUND TO INVEST IN SECURITIES
                            OF SOUTH AFRICAN ISSUERS

The Fund adopted a fundamental policy when it was originally offered to shareholders prohibiting investment in the securities of South African issuers.

This policy was adopted at a time when investments in South Africa were subject to special political and economic risks associated with the existence of apartheid. At that time, it was believed that many investors seeking exposure to gold mining shares wished to avoid the additional risks associated with investing in South Africa. As such, Gold/Resources Fund represented an alternative to International Investors Gold Fund, which historically had a substantial portion of its assets invested in South Africa.

South African gold shares currently represent approximately 17% of the capitalization of the global gold mining industry. The abolition of apartheid and the modernization of South African gold mines make this policy a detriment to shareholders. It is to the advantage of the investors to delete all prohibitions against investment in South Africa and, thereby, permit access to the investment opportunities and to the increased diversification available through South African issuers.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THIS PROPOSAL.


                    OTHER MATTERS TO COME BEFORE THE MEETING

The Trustees do not intend to present any other business at the Special Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment.

WHETHER OR NOT YOU PLAN TO ATTEND, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE CONTINENTAL UNITED STATES.

PROXY CARD                                                            PROXY CARD

                                  VAN ECK FUNDS
                               GOLD/RESOURCES FUND
                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 15, 1999

The undersigned shareholder of GOLD/RESOURCES FUND (the "Fund"), a series of VAN ECK FUNDS (the "Trust"), having received Notice of the Special Meeting of Shareholders of the Trust to be held on Thursday, April 15, 1999 and the Proxy Statement accompanying such Notice, hereby constitutes and appoints Jan van Eck and Derek van Eck and each of them, true and lawful attorneys or attorney for the undersigned, with several powers of substitution, for and in the name, place and stead of the undersigned, to attend and vote all shares of the Trust which the undersigned would be entitled to vote at the Meeting to be held at 99 Park Avenue, 8th Floor, New York, on Thursday, April 15, 1999, at 3:00 P.M., New York Time, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.

                                     Dated: _____________________, 1999


                                     -------------------------------------------
                                     Signature of Shareholder


                                     -------------------------------------------
                                     Signature of Co-Owner

                                     For joint accounts, all co-owners must sign. Executors, administrators, trustees, etc. should so indicate when signing.


            THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.
         THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED BELOW
                 OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                    PROPOSALS

1. To approve a change in the Fund sub-classification from diversified to non-diversified and related changes to their investment restrictions.

                FOR _________ AGAINST _________ ABSTAIN _________

2.       To approve a change  to the short term borrowing limitation.

                FOR _________ AGAINST _________ ABSTAIN _________

3.       To  approve an expansion of the commodities permitted to be purchased.

                FOR _________ AGAINST _________ ABSTAIN _________

4. To approve a change to permit the Fund to loan its portfolio securities.

                FOR _________ AGAINST _________ ABSTAIN _________

5. To approve a change to permit the Fund to invest in securities of South African issuers.

                FOR _________ AGAINST _________ ABSTAIN _________


                          ----------------------------
                                   PROXY CARD
                          ----------------------------

     PLEASE MARK YOUR PROXY, DATE AND SIGN IT AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.